EXHIBIT 10.12

                             SERVICES AGREEMENT

THIS SERVICES AGREEMENT ("Services Agreement") entered into as of May 2, 2000 ("Effective Date") by and between THE WIDECOM GROUP, INC. ("WIDECOM"), an Ontario corporation with a place of business at 72 Devon Road, Unit 17, Brampton, Ontario, Canada L6T 5B4 and POSTERNETWORK.COM, INC. ("POSTERNETWORK.COM"), a Delaware corporation with a principal place of business at 285 Fairfield Avenue, Suite 3C, West Caldwell, New Jersey, 07006. WideCom and PosterNetwork.COM shall be collectively referred to herein as the "Parties."

WHEREAS, PosterNetwork.COM desires to obtain certain Technical support services and administrative services from WideCom and WideCom is willing to furnish or make such services available to PosterNetwork.COM; and

WHEREAS, in order to formalize the relationship between PosterNetwork.COM and WideCom, whereby WideCom provides services of the type referred to above, PosterNetwork.COM and WideCom desire to enter into this Services Agreement.

NOW, THEREFORE, in consideration of the above and the mutual promises contained herein, the Parties agree as follows:

1.    DEFINITIONS

1.1 "Technical Services" means research, development, manufacturing and other services related to the WideCom Technology.

1.2 "Administrative Services" shall mean general administrative services including corporate management, human resources, finance, treasury, MIS, and legal services.

2. SERVICES. WideCom will provide to PosterNetwork.COM those particular technical support services and administrative services (the "Services"), as required by PosterNetwork.Com including training of PosterNetwork.COM employees and in consideration of the respective charges set forth in the Section entitled "Charges". WideCom cannot unilaterally terminate its obligation to provide Services to PosterNetwork.COM.

3. TERM. This Services Agreement shall continue in force until 31 December 2005, and thereafter shall be renewed automatically for successive one-year terms during the term of the Development and License Agreement executed by the Parties on the Effective Date (the "Development Agreement") unless terminated sooner by mutual written consent of the Parties or pursuant to Section 2 above or upon sixty
      (60) days written notice from PosterNetwork.COM to WideCom.

4.    CHARGES.

      PosterNetwork.COM shall pay WideCom 120% of WideCom's fully burdened cost of providing such services.

5. PERFORMANCE OF SERVICES. WideCom shall perform the Services with substantially the same degree of care, skill and prudence customarily exercised with respect to its own employees.

6. LIMITATION OF LIABILITY. In furnishing PosterNetwork.COM with the Services as herein provided, WideCom shall have the duties to use its best efforts and act, and to cause its employees and agents to act, in a reasonably prudent manner, but neither WideCom nor any of its officers, directors or agents shall be liable to PosterNetwork.COM or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Services Agreement. Neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Services Agreement.

7. ASSIGNMENT. Neither party shall assign or transfer any of its rights or obligations under this Services Agreement without the prior written consent of the other.

8. OTHER ACTIVITIES OF WIDECOM. PosterNetwork.COM recognizes that WideCom now renders and may continue to render management and other services to other companies that may or may not have policies and conduct activities similar to those of PosterNetwork.COM. WideCom shall be free to render such advice and other services, and PosterNetwork.COM hereby consents thereto. These permitted activities do not permit WideCom to violate the exclusivity arrangement with respect to the transfer of its technology. WideCom shall not be required to devote full time and attention to the performance of its duties under this Services Agreement, but shall devote only so much of its time and attention as it prudently deems reasonable or necessary for such purposes.

9. NOTICES. All notices, requests, demands and other communications provided for by this Services Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time of hand-delivery or when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the Parties stated first above or to such changed address as such party may have fixed by written notice.

10. GOVERNING LAW. This Services Agreement shall be governed by the laws of the State of New Jersey, excluding conflicts of law principles.

11. ARBITRATION. Any actions brought to enforce any of the provisions of this Services Agreement shall be fully and finally resolved by binding arbitration conducted by a mutually acceptable independent third party, under the rules of the American Arbitration Association.

12. GENERAL. This Services Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the Parties relating to the subject matter of this Services Agreement.

This Services Agreement may not be amended or otherwise modified except in writing duly executed by both Parties. A waiver by any party of any breach or violation of this Services Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof. This Services Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Services Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Services Agreement shall be and hereby are redrafted to conform with applicable laws while leaving the remaining portions of this Services Agreement intact. No party shall be deemed to have breached this Services Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Services Agreement if prevented from doing so by acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Services Agreement. Subject to the provisions of Section 8 of this Services Agreement, this Services Agreement is solely for the benefit of the Parties and their respective successors and assigns. Nothing herein shall be deemed to provide any rights to any other entity or individual. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Services Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement as of the date first above written.


POSTERNETWORK.COM, INC.                THE WIDECOM GROUP, INC.


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John O'Leary                           Suneet S. Tuli


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